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                                                                   EXHIBIT 10.74


                          FORM OF REVOLVING CREDIT NOTE


                                                              New York, New York
[AMOUNT OF REVOLVING CREDIT COMMITMENT]                       July 10, 2001


         FOR VALUE RECEIVED, the undersigned, APPLIEDTHEORY CORPORATION, a Delaware corporation (the "Maker"), hereby promises to pay to the order of ______________________________ (the "Lender"), at [NAME AND ADDRESS OF LENDER]
on the Revolving Credit Termination Date as defined in the Credit Agreement dated as of July 10, 2001, among the Maker and the Lenders thereunder (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") or earlier as provided for in the Credit Agreement, the lesser of the principal sum of [AMOUNT OF LENDER'S REVOLVING CREDIT COMMITMENT] ($_________) or the aggregate unpaid principal amount of all Revolving Credit Loans to the Maker from the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and, in each case, and payable on such dates as determined pursuant to the terms of the Credit Agreement.

         The Maker promises to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

         The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.
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         This Revolving Credit Note is one of the Revolving Credit Notes
referred to in the Credit Agreement (and is secured by the Collateral, Subsidiary Guarantees and the Parent Guarantee referred to therein), which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

         THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                             SIGNATURE PAGE FOLLOWS


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         IN WITNESS WHEREOF, the Maker has caused this instrument to be duly executed by an officer thereunto duly authorized.


                                                 APPLIEDTHEORY CORPORATION



                                                 By:___________________________
                                                       Name:
                                                       Title:


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